                                                                   EXHIBIT 12.01




               Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)





                                                       For the Nine                For the Year              For the Period
                                                       Months Ended                    Ended                 May 5, 1994 to
                                                    September 30, 1996           December 31, 1995         December 31, 1994
                                                    ------------------           -----------------         -----------------
Pretax Income from Continuing Operations               $     26,735                $     36,358                $  12,595

Interest Expense                                             30,861                      18,781                    3,493

Amortization of Deferred Financing Costs                      2,065                       2,500                      923
                                                       ------------                ------------                ---------


Earnings                                               $     59,661                $     57,639                $  17,011
                                                       ============                ============                =========


Interest Expense                                             30,861                      18,781                    3,493

Capitalized Interest                                            779                         916                       --

Amortization of Deferred Financing Costs                      2,065                       2,500                      923
                                                       ------------                ------------                ---------


Fixed Charges                                          $     33,705                $     22,197                $   4,416
                                                       ============                ============                =========


Ratio of Earnings to Fixed Charges                             1.77                        2.60                     3.85
                                                       ============                ============                =========